| BORROWER NAME AND ADDRESS | LENDER NAME AND ADDRESS | LOAN DESCRIPTION |
|---|---|---|
| PROTEA BIOSCIENCES, INC.<br>955 HARTMAN RUN ROAD #210<br>MORGANTOWN, WV 26507 | CENTRA BANK, INC.<br>990 ELMER PRINCE DRIVE<br>P.O. BOX 656<br>MORGANTOWN, WV 26507-0656 | Number 88234 - 1<br>Amount $ 3,000,000.00<br>Date 08-27-2009<br>L/O INITIAL RLW |

☐ Refer to the attached Signature Addendum, incorporated herein, for additional Borrowers and their signatures.

# COMMERCIAL PROMISSORY NOTE

**DATE.** The date of this Promissory Note (Note) is 08-27-2009.

**GOVERNING AGREEMENT.** This Note is further governed by the Commercial Loan Agreement between Lender and Borrower dated 08-27-2009, as modified, amended, or supplemented. All definitions of terms in the Commercial Loan Agreement apply to this Note as well. Upon execution of this Note, Borrower represents that Borrower has reviewed and is in compliance with all Loan Documents and the Commercial Loan Agreement.

**PROMISE TO PAY.** For value received, Borrower promises to pay Lender or Lender's order, at Lender's address, ☒ $ 3,000,000.00 (Principal).
☐ $ ______ (Principal) or the Borrowing Base, whichever is less.

☐ **Single Advance.** Borrower will receive all of this Principal in one advance. No additional advances are contemplated under this Note.

☒ **Multiple Advances.** The Principal amount stated above is the maximum amount of Principal that Borrower may borrow under this Note. On 08-27-2009 Borrower will receive $ 7,500.00 and future advances are contemplated. The conditions for future advances are stated in the Commercial Loan Agreement.

**INTEREST.** Borrower agrees to pay interest on the outstanding Principal balance of this Note at the rate of 5.870 percent per year until 08-28-2009.

☒ **Variable Rate.** This rate may then change as follows. THE FUTURE RATE WILL BE 0.750% ABOVE THE BASE RATE ON CORPORATE LOANS POSTED BY AT LEAST 70% OF THE 10 LARGEST U.S. BANKS KNOWN AS THE WALL STREET JOURNAL U.S. PRIME RATE. THE RATE MAY CHANGE AS OFTEN AS EVERY DAY. THE RATE MAY NEVER BE HIGHER THAN N/A OR LESS THAN 5.870%. A CHANGE IN THE INTEREST RATE WILL AFFECT THE AMOUNT OF EACH PAYMENT AND THE AMOUNT DUE AT MATURITY.

☒ **Post Maturity/Default Interest.** Borrower agrees to pay interest on the unpaid balance of this Note owing after DEFAULT AT 5% ABOVE STATED NOTE RATE.

**MATURITY/DEMAND.** This Note IS DUE ON DEMAND.

**PAYMENT.** Borrower agrees to pay this Note as follows unless and until demand is made (if applicable):

MONTHLY PAYMENTS OF ACCRUED INTEREST CALCULATED ON THE AMOUNT OF CREDIT OUTSTANDING BEGINNING ON 09-27-2009. PRINCIPAL PLUS ANY UNPAID INTEREST DUE UPON DEMAND.

All payments must be made in United States dollars. Each payment Borrower makes on this Note will be applied first to any charges Borrower owes other than Principal and interest, then to interest that is due, and finally to Principal that is due. If Lender and Borrower agree to a different application of payments, that application will be described on this Note. The actual amount of Borrower's final payment will depend upon Borrower's payment record.

**USE OF PROCEEDS:** ESTABLISH A WORKING CAPITAL LINE OF CREDIT

**WAIVERS AND CONSENT.** Borrower waives protest, presentment for payment, demand, and notices of acceleration, intent to accelerate, and dishonor (if allowed by law).

☒ **ADDITIONAL TERMS.** EACH PAYMENT BORROWER MAKES ON THIS NOTE WILL BE APPLIED FIRST TO INTEREST THEN TO PRINCIPAL AND FINALLY TO ANY CHARGES DUE THE BANK BY BORROWER.

INTEREST SHALL BE COMPUTED UPON THE BASIS OF A 360-DAY YEAR PAYABLE FOR THE ACTUAL NUMBER OF DAYS IN THE PAYMENT PERIOD.

THIS LINE OF CREDIT IS SUBJECT TO AN ANNUAL REVIEW. THE COMMITMENT OF THE LOAN WILL BE UNSECURED FOR 12 MONTHS. PLEASE NOTE THAT IF THE BANK DOES CHOOSE TO RENEW THE LOAN FOR AN ADDITIONAL 12 MONTHS, COLLATERAL WILL NEED TO BE ADDED TO THE LOAN.

**SIGNATURES.** By signing under seal, Borrower agrees to the terms contained in this Note. Borrower also acknowledges receipt of a copy of this Note.

**BORROWER:**

PROTEA BIOSCIENCES, INC.
Entity Name

(signature) 8-27-09 (Seal)
Signature STEPHEN TURNER, PRESIDENT Date

_______________ (Seal)
Signature Date

_______________ (Seal)
Signature Date

_______________ (Seal)
Signature Date

**LENDER:**

CENTRA BANK, INC.
Entity Name

(signature) (Seal)
Signature RANDALL L WILLIAMS, SR. VICE PRESIDENT Date

_______________ (Seal)
Signature Date